UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2015

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2015, the Board of Directors of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P. (the "General Partner"), elected Pedro A. Ramos, age 50, to serve as a Director of the General Partner. A Committee assignment for Mr. Ramos will be determined at a future Board meeting. Mr. Ramos will receive an annual retainer of $65,000. In addition, it is anticipated that Mr. Ramos will receive an equity grant in January of 2016 consistent with the General Partner's director compensation practices.

Mr. Ramos currently serves as the President and Chief Executive Officer of The Philadelphia Foundation, a charitable foundation committed to improving the quality of life in the five-county Philadelphia region, a position he has held since August 2015. Prior to assuming this role at The Philadelphia Foundation, Mr. Ramos served as a Partner with the law firms Schnader Harrison Segal & Lewis LLP, Trujillo Rodriguez & Richards, LLC, Blank Rome LLP, and Ballard Spahr LLP. He also served as Managing Director and City Solicitor of the City of Philadelphia, Vice President and Chief of Staff to the President of the University of Pennsylvania, and Chairman of the Philadelphia School Reform Commission. Mr. Ramos is a director of FS Investment Corporation, a publicly traded business development company.

A copy of the General Partner's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of AmeriGas Propane, Inc. dated September 29, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

September 30, 2015	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of AmeriGas Propane, Inc. dated September 29, 2015.